SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2005

FIRST CITIZENS BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

SOUTH CAROLINA	0-11172	57-0738665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Lady Street Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 733-3456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2005, our wholly-owned subsidiary, First Citizens Bank and Trust Company, Inc. (“FCBank”), entered into an agreement with William A. Loadholdt who serves as FCBank’s Executive Vice President and Chief Information Officer. Under the agreement, FCBank has agreed to make payments of $5,417 per month to Mr. Loadholdt for a period of ten years following his retirement at age 65 or at another age agreed to by FCBank. In return for those payments, Mr. Loadholdt has agreed to provide limited consulting services to, and not to “compete” (as defined in the agreement) against, FCBank during the payment period. If Mr. Loadholdt dies prior to retirement, or during the payment period following his retirement, the payments due under the agreement will be paid to his designated beneficiary or estate.

The agreement was approved by FCBank’s Board of Directors on July 21, 2005, following the review and favorable recommendation of the joint Compensation Committee of our and FCBank’s boards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FIRST CITIZENS BANCORPORATION, INC.
(Registrant)

Date: August 4, 2005	By:	/s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer